Registration No. 333-

As filed with the Securities and Exchange Commission on

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3755714
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

47 Hulfish Street, Suite 400
Princeton, New Jersey 08542
(609) 683-3831

(Address, including zip code,
of registrant’s principal executive offices)

Heartland Payment Systems, Inc. Second Amended and Restated 2000 Equity Incentive Plan
2002 PEPShares Plan

(Full title of the plan)

Robert O. Carr
Chairman and Chief Executive Officer
Heartland Payment Systems, Inc.
47 Hulfish Street, Suite 400
Princeton, New Jersey 08542
(609) 683-3831
(Name, address and telephone number,
 including area code, of agent for service of process)

Copy to:
Kevin T. Collins, Esq.
Nanci I. Prado, Esq.
Dorsey & Whitney LLP
250 Park Avenue
New York, New York 10177
(212) 415-9200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.001 par value	9,361,272 shares(3)	$6.51	$60,941,881	$7,172.86
Common Stock, $0.001 par value	2,589,714 shares(4)	$23.55	$60,987,765	$7,178.26
Total			$121,929,646	$14,351.12

(1)          Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Offering prices of options that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(c) based on the average of the high and low prices of the registrant’s Common Stock on the Newyork Stock Exchange on August 11, 2005. Offering prices of options that are outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.

(3)          Represents shares issuable upon exercise of outstanding options under the Plans as of the date of this Registration Statement.

(4)          Represents shares issuable upon exercise of options that have not been granted under the Plans as of the date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Heartland Payment Systems, Inc. (the “Company”), are incorporated by reference in this Registration Statement, as of their respective dates:

(a)                                  The Company’s Registration Statement on Form 10 (File No. 000-51265), filed with the Commission on April 28, 2005, as amended by Amendment No.1 to the Registration Statement on Form 10, filed with the Commission on June 22, 2005, as further amended by Amendment No. 2 to the Registration Statement on Form 10, filed with the Commission on July 21, 2005, as further amended by Amendment No. 3 to the Registration Statement on Form 10, filed with the Commission on July 29, 2005, and as further amended by Amendment No. 4 to the Registration Statement on Form 10, filed with the Commission on August 9, 2005 (“Form 10”), pursuant to Section 12(g) of the Securities Act of 1934, as amended (the “Exchange Act”), which Form 10 became effective as of June 27, 2005;

(b)                                 The Company’s Current Report on Form 8-K, filed with the Commission on July 27, 2005;

(c)                                  The Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2005, filed with the Commission on August 15, 2005;

(d)                                 All other filings made by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since June 27, 2005; and

(e)                                  The description of the Company’s Common Stock, par value $0.001 per share, as contained in the Form 10.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.                                                           Description of Securities.

Not applicable.

Item 5.                                                           Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                           Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Article IX of the registrant’s

Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.  The registrant has entered into Indemnification Agreements with its officers and directors, in the form of Exhibit 99.7 to this Registration Statement, and incorporated herein by reference in its entirety. The Indemnification Agreements provide the registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.  The registrant maintains directors and officers liabilities insurance.

Item 7.                                                           Exemption from Registration Claimed.

Not applicable.

Item 8.                                                           Exhibits.

Exhibit Number	Description
4.1

Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Senior Convertible Participating Preferred Stock of Heartland Payment Systems, Inc. filed December 31, 2002 (incorporated by reference to Exhibit 3.1 to the registrant’s Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-118073, filed on March 29, 2005 (“Amendment No. 1”)).

4.2

Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Senior Convertible Participating Preferred Stock of Heartland Payment Systems, Inc. filed August 4, 2004 (incorporated by reference to Exhibit 3.2 to Amendment No. 1).

4.3	Amended and Restated Certificate of Incorporation of Heartland Payments Systems, Inc.

4.4

Certificate of Amendment of Restated Certificate of Incorporation of Heartland Payment Systems, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed on July 27, 2005).

4.5	Amended and Restated Bylaws of Heartland Payment Systems, Inc.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (see page II-5).

99.1

Heartland Payment Systems, Inc. Second Amended and Restated 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.28 to the registrant’s Amendment No. 6 to the Registration Statement on Form S-1, File No. 333-118073, filed on August 8, 2005).

99.2

Form of Employee Incentive Stock Option Agreement Under 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to the registrant’s Registration Statement on Form S-1, File No. 333-118073, filed on August 10, 2004 (“Form S-1”)).

99.3	2002 PEPShares Plan (incorporated by reference to Exhibit 10.20 to Form S-1).

99.4	Amendment to 2002 PEPShares Plan (incorporated by reference to Exhibit 10.21 to Form S-1).

99.5	Form of Stock Option Agreement Under 2002 PEPShares Plan (incorporated by reference to Exhibit 10.23 to Form S-1).

99.6	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.27 to Amendment No. 1).

Item 9.                                                           Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Princeton, State of New Jersey, on August 18, 2005.

HEARTLAND PAYMENT SYSTEMS, INC.

By	/s/ Robert O. Carr
Robert O. Carr
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert O. Carr and Robert H.B. Baldwin, Jr., jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert O. Carr	Chairman of the Board and Chief Executive Officer	August 18, 2005
Robert O. Carr	(Principal Executive Officer)

/s/ Robert H.B. Baldwin, Jr	Chief Financial Officer	August 18, 2005
Robert H.B. Baldwin, Jr.	(Principal Accounting and Financial Officer)

/s/ Scott L. Bok	Director	August 18, 2005
Scott L. Bok

/s/ Mitchell L. Hollin	Director	August 18, 2005
Mitchell L. Hollin

/s/ Robert H. Niehaus	Director	August 18, 2005
Robert H. Niehaus

/s/ Marc J. Ostro	Director	August 18, 2005
Marc J. Ostro

/s/ Jonathan Palmer	Director	August 18, 2005
Jonathan Palmer

/s/ George F. Raymond	Director	August 18, 2005
George F. Raymond

Exhibit Index to

Form S-8

Exhibit Number	Description
4.1

Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Senior Convertible Participating Preferred Stock of Heartland Payment Systems, Inc. filed December 31, 2002 (incorporated by reference to Exhibit 3.1 to the registrant’s Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-118073, filed on March 29, 2005 (“Amendment No. 1”)).

4.2

Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Senior Convertible Participating Preferred Stock of Heartland Payment Systems, Inc. filed August 4, 2004 (incorporated by reference to Exhibit 3.2 to Amendment No. 1).

4.3	Amended and Restated Certificate of Incorporation of Heartland Payments Systems, Inc.
4.4

Certificate of Amendment of Restated Certificate of Incorporation of Heartland Payment Systems, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed on July 27, 2005).

4.5	Amended and Restated Bylaws of Heartland Payment Systems, Inc.
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (see page II-5).
99.1

Heartland Payment Systems, Inc. Second Amended and Restated 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.28 to the registrant’s Amendment No. 6 to the Registration Statement on Form S-1, File No. 333-118073, filed on August 8, 2005).

99.2

Form of Employee Incentive Stock Option Agreement Under 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to the registrant’s Registration Statement on Form S-1, File No. 333-118073, filed on August 10, 2004 (“Form S-1”)).

99.3	2002 PEPShares Plan (incorporated by reference to Exhibit 10.20 to Form S-1).
99.4	Amendment to 2002 PEPShares Plan (incorporated by reference to Exhibit 10.21 to Form S-1).
99.5	Form of Stock Option Agreement Under 2002 PEPShares Plan (incorporated by reference to Exhibit 10.23 to Form S-1).
99.6	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.27 to Amendment No. 1).